Exhibit 99.2
Transcript

HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
Hanover Capital Mortgage
Third Quarter 2006 Earnings Results
November 10, 2006
11:00 a.m. EST
Operator
Greetings ladies and gentlemen, and welcome to the Hanover Capital Mortgage third quarter 2006 earnings results conference call. [OPERATOR INSTRUCTIONS] As a reminder this conference is being recorded.
It is now my pleasure to introduce your host, Mr. John Burchett, Chief Executive Officer, of Hanover Capital Mortgage. Thank you, Mr. Burchett. You may begin.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Thank you. And thank you everybody for joining our call this morning. I’m joined here in our office this morning by Irma Tavares, our Chief Operating Officer, and Harold McElraft, our Chief Financial Officer.
And before I start the formal call, I just want to remind everybody of our standard disclaimers about forward looking statements that are set forth both in today’s press release and in our 10K as filed yesterday— 10Q, I’m sorry, filed yesterday.
In terms of our quarter, clearly earnings were low, although positive, but were low, as a result of our continued transition, and I’ll talk more about that later, from a Company that had a lower portfolio and had operating subsidiaries, and our goal is to get a Company with a higher portfolio with the focus on our primary investment area of Subordinate Mortgage-Backed Bonds, and to reduce the impact of our subsidiary operations.
In terms of our portfolio, our portfolio remains in good shape. Our credit performance has been very good, actually above expectations in terms of the way we do our calculations for our interest on that portfolio. In that calculation we do have an embedded reserve in the way, again, in the way we calculate interest on that portfolio, our subordinate bond portfolio, and our results have been very good in comparison to the losses that are embedded in that calculation. So we’ve seen good performance in the portfolio.
As pointed out in our press release, the growth in that portfolio has been as expected from a year ago’s quarter. We were up 148% in the amount of money invested in that portfolio, and it is our goal, again, to keep growing that portfolio and drive our earnings with net interest income as opposed to the past, where our earnings were driven by gains in some areas and also by earnings from our subsidiaries.
The portfolio had a net equity yield of 19.24%, again as outlined in our press release, compared to 20.26% a year ago in the quarter, and we consider that a good performance, given that over that same period of time LIBOR, which is our principle financing arm for that portfolio went from 386 to 532. So as we’ve said before, the impact of rising interest rates do hurt us, but they don’t hurt us nearly as much as portfolios that are more highly leveraged, or that have less gross yield on the asset portion of the portfolio.

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HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
From a credit point of view, nationally obviously there’s talk about the housing markets and about a slump in housing prices and starts. We still feel good about our portfolio. Our portfolio is made up of Subordinate Mortgage-Backed Bonds that are backed by mortgages that are prime mortgages, or really prime/prime mortgages with high credit scores or FICO scores, relatively low loan to value ratios, and in general, owner occupied properties and not investment properties. And we feel this segment of the market is— has shown to be safe recently and we expect as we go into the future that we won’t see any major problems in this market.
These markets are generally driven by the general economy. Employment is a key metric that we look at, and as you know, some recent economic reports, the employment sector has been— the employment numbers have been holding up very well. So our main portfolio, as I said again, is performing well. We’re doing well on the credit side. Our returns are good, and we continue to grow that portfolio.
Another indication of that is in terms of the comparative balance sheets, our cash at the end of the current quarter was $19.6 million, down from $30.4 million, as a comparable number in December of ‘05. So we continue to put investments in our portfolio.
Our— as I said, our main goals are to narrow our focus and get involved primarily in our investment portfolio at the REIT and as we have stated in the past, we’re looking at strategic alternatives for our subsidiaries. We have— in the past year, we’ve dramatically reduced the expense base of those subsidiaries and we’re currently looking at the operation of our due diligence subsidiary and hope to come to some conclusion in the near future on that issue.
The other main goal of our Company going forward is to grow our capital base and our first goal is to get our earnings on a run rate where the earnings make sense to our current capital size, and then to grow our capital base with the prime use of that new capital to go into our investment portfolio in Subordinated Mortgage-Backed Bonds. We know we can increase that portfolio dramatically in size with little or no increase in our expenses. We have the capacity to grow that portfolio, so we think that is a way to leverage our earnings using our skills and management of that portfolio to grow that portfolio.
Our dividend was set at $0.15 after we reviewed our plans for 2007 with our Board. Our Board settled on a $0.15 dividend, which we look at as our long term earnings rate of the Company given the current interest rate climate and given the current capital base of the Company. That could improve with lower interest rates on the short end and in terms of our longer range forecast, and obviously it could improve as we raise capital. But given our current capital and given our current— the current interest rate climate, which is a flat or inverted— actually it’s inverted as of today, yield curve, these are the numbers that we feel comfortable in dividend and projecting future earnings.
Just in terms of the inverted yield curve, historically they have not lasted much longer than we planned for in here, and we don’t think that’s going to be an inverted yield curve throughout all of 2007. So we would hope to come back to a more normal positively sloped yield curve, which, as I say, would lower short term interest rates, would help our portfolio. We do have caps in place to protect us against further increases in the short term rates, so if they— if the yield curve were to shift on a parallel basis up, we do have protection on the cap side, again, as outlined in our 10Q. The caps are laid out in there.

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HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
So that— again just recapping, we had a good quarter as far as our portfolio is concerned. Our earnings weren’t where they— we’d like them to be and we are working to transition into getting the earnings to be the maximum they can with our current size, and we set our dividend to meet that expectation. At this point, I’ll open it up for questions.
Operator
Thank you. [OPERATOR INSTRUCTIONS] Our first question comes from the line of David Taylor with David P. Taylor & Co.
<Q>: Thank you. John, I, as I was reading, I read the Q early this morning. There’s a $3.2 million loss on free standing derivatives.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes.
<Q>: Which is a fairly sizable number in relation to your capitalization, nearly $0.40 a share.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes.
<Q>: Could you put a little flush on that?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes, let me go back and review where that comes from, and it is— we run a portfolio, if you look at our trading portfolio of agencies, we run a portfolio a little over $100 million, $107 million. Those are agency, Fannie Mae or Freddie Mac Securities. We hold that portfolio primarily to meet our requirements under the Investment Company Act of 1940, which requires us to have— requires us to have a certain percentage of our assets in whole pool loans or whole pool securities. So that’s a, I would call a regulatory portfolio that we hold.
We hold it on a fully hedged basis. So if we have— it’s not the exact numbers, but, for instance, if we had $100 million worth of Fannie Mae 5% Mortgage-Backed Securities, we at the same time would be short 100 million of Fannie Mae 5s in a forward market. And in the process of accounting for that portfolio, the gains and losses are shown in different positions on our balance sheet. So the bulk of the losses that you see under the gains and losses are actually losses under securities, but they are made up by, on the other side, by gains on the securities or net interest income on the portfolio that we own.
Our net on that portfolio was a little less than $0.01 per share negative, and that’s a little more negative than it usually is, but on average our net from an accounting point of view, balances out to zero or slightly positive on that portfolio. So those numbers are gross numbers that are netted out by the whole Fannie Mae position, which, as I say, has a slight impact on our portfolio.
Now, we’ve been trying to cure that problem. We have a credit line in place to buy whole loan mortgages that would eliminate the need for us to wholly—

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HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
<Q>: The Merrill Lynch line?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
The— well, the Merrill Lynch line no, that’s a different— that’s in line for a different position. The DZ line which we put in in the middle part of the year. The DZ line allows us to buy whole mortgage loans with a, what we consider very favorable financing arrangement and that— when we buy those loans, will take care of the agency position and we wouldn’t be holding agencies.
We haven’t bought any recently because of the negative slope yield curve. It just doesn’t work quite as well in terms of yield, so we’ve held off on buying that, but our intention to is to get out of that Fannie position, put whole loans in and put about 4 million in net capital that’s invested in the Fannie position, into a positively earning position. And that’s one of the things in our transition budget, if you will, for next year is to take that 4 million, which kind of breaks even and put into higher yielding assets and obviously—
<Q>: So I mean forgetting at the time, it’s going to happen when the yield curve reverts to a positive slope, am I correct?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes, exactly.
<Q>: Okay.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
That’s what we expect. And we don’t think that’s going to be forever, as I said earlier.
<Q>: Yes, I was born on, and bred on financial theory and interest rate stuff, so I, I, I’m well aware the negatively sloped yield curve is unusual.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes, you can’t—
<Q>: Especially one that’s lasted as long as this one has.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
I agree. It can’t last forever and it should start turning around.
<Q>: Okay. In the Q, what you had mentioned, I think it was just shy of $1 million in REO. I was a little surprised by that.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
We, when we had—and we’ve, I think we’ve talked about this before, but when we bought the— when we had our division that was doing sub and nonperforming loans, HDMF, we actually bought some loans that were called rescission loans that we knew were going to go into REO and to sell the properties out from there. That’s the last piece that we did in that business. We’ve shut down that business of buying sub and

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HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
nonperforming loans, again, as part of our simplify and focus mantra that we’ve got on in there. And that’s the remainder of that portfolio.
It’s been— we’re selling it off and it’s— we’ve been— as you can see, we’ve been taking some impairment losses over time, but we look at it, we actually look at it weekly and obviously when we report we look at the values on a quarterly basis and to the extent there’s marks needed, we mark them, but we’re in the process of selling that off and expect—
<Q>: And how much did that cost you in the quarter?
<A>: About $128,000.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
$128,000 in—
<A>: In impairment charges.
<Q>: $0.015, more or less?
<A>: Right.
<Q>: Okay. Sale of the subs.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes.
<Q>: When is the blessed event going to happen, John?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
We’re working very hard on it, I can’t give you a date. We’re working hard on it. We are having conversations with people. We’ve got an advisor working on it, so we’re working on it and that’s all— we’ve got a goal of getting it done this year.
<Q>: Okay.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
But I can’t promise it will be done, but we’re trying our best to do that.
<Q>: Okay. Would it be fair to say that there’ll be some impairment to shareholders equity when the event occurs?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
No, I don’t— we don’t know that at this point in time. We don’t have— we don’t know what the price will be, so it’s hard for us to say what the impact will be.

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HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
<Q>: Okay. Thank you.
Operator
Our next question comes from the line of Janet DeRush with JMP Securities.
<Q>: Yes, good morning.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Good morning.
<Q>: Thanks so much for taking my call.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Sure.
<Q>: I have just a couple of questions for you, the first of which relates to just a general market question, in terms of what types of spreads are you currently seeing on unrated, B-rated, BB-rated and BBB-rated bonds?
And then my second question is if you could provide just a little bit more color on the collateral that underlies your Subordinated MBS.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Okay. Let me— that’s— give me just one second with that. The first question is covered in the BIC, under the BIC report. I’ll get to the second— the first question second and I’ll take the other question. In terms of our collateral underlying our portfolio, as I said before we consider it prime/prime. Our loan-to-value, average loan-to-value ratio on our total portfolio is less than 70%. Our FICO scores are north of 735. Our average loan balance is about $0.5 million, and as I said before, generally very low investor properties or second homes. It’s what we would consider prime first mortgage residential loans, very low on condos. It’s a very prime/prime, prime/prime portfolio.
<Q>: And the indices associated with these loans, are they like Alt A, MTA, hybrids?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
They are not Alt A. We don’t do— we don’t have Alt A on our portfolio. These are prime loans, not Alt A. I’m sorry. What was the other question?
<Q>: Are any of these hybrids, or are they fixed ?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
There’s a combination of fixed and hybrids. We have a mixture in our portfolio between hybrids and fixed, and the hybrids tend to be the longer term adjusters, five, seven, 10 years.
<Q>: Okay.

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HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
As far as the general yields are concerned, nonrateds are not so much quoted on a yield— on a spread basis, but on the yield basis, and on a nonloss adjusted basis, the nonrateds are probably in the area of 23% to 26% yields, depending on the particular piece of security. The B’s, the B’s are about 775 over the curve. BBs, at maybe 345, 350 over the curve. And that’s the bulk of our portfolio.
<Q>: Okay.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Anything else?
<Q>: No. Thank you very much.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Sure. Thank you.
<Q>: Okay. Bye-bye.
Operator:
[OPERATOR INSTRUCTIONS] Our next question comes from the line of Raj Singhal, a private investor.
<Q>: Hi. Can you hear me?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes, I can.
<Q>: Okay. Thanks for taking my call. My question is more of a general nature. I’m wondering, listening to your last couple of conference calls, I, my sense was that you are on a way to moving upward and forward in terms of both building your portfolio and also earnings and dividends record. So current quarter performance in terms of dividends and earnings performance was a bit of a surprise.
So my question is, can you say with any degree of conviction as to how much longer you think it will take before you can be on an upward and forward track as far as earnings and dividends growth is concerned?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
As a general statement, I think we’ll be upward and forward, to use your terms, in the first and second quarter of next year. And our goal would be to have our transition completed by the end of the second quarter next year, so the second half of next year would be reflective of where the earnings power from this portfolio would come in.
So we do have a transition process in place. There are certain things that take longer than others, but that transition we expect will be the rest of this year, which is not much left of this year, and into the first half of next year.

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Transcript

HANOVER CAPITAL MORTGAGE	HCM	Q3 Earnings Results Conference Call	Nov. 10, 2006
<Q>: So the next three quarters, is there a likelihood of experiencing bumps such as this one?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Again, our projections would be generally upward, but as far as I can say, just in general terms, our projections it’ll be upward from this point out, but we don’t have any specific bumps in plan and in terms of— as long as markets are where they are or where we expect they’ll be, we don’t expect anything.
<Q>: All right. Thank you very much.
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Sure. Thank you.
Operator
[OPERATOR INSTRUCTIONS] Mr. Burchett, I’m showing no questions in the queue at this time. Do you have any closing remarks?
John Burchett — Hanover Capital Mortgage Holdings — Chief Executive Officer
Yes. Just like to thank everybody for joining in our call. And once again, we will continue to work on our plan and our progress to get our Company simplified, and growing in terms of our portfolio and its results. Thanks again for joining us.
Operator
Ladies and gentlemen, this concludes today’s teleconference.

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